EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Emerald Oil, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-196053, 333-172210, 333-181551, 333-184430, 333-187429 and 333-192251) and Form S-8 (Nos. 333-179630, 333-185224 and 333-190230) of Emerald Oil, Inc., of our reports dated March 10, 2015, relating to the consolidated financial statements and the effectiveness of Emerald Oil, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/S/ BDO USA, LLP

Houston, TX
March 10, 2015